UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) July 8, 2011

First Security Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Tennessee

(State or Other Jurisdiction

of Incorporation)

000-49747	58-2461486
(Commission File Number)	(IRS Employer Identification No.)

531 Broad Street, Chattanooga, Tennessee	37402
(Address of Principal Executive Offices)	(Zip Code)

(423) 266-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.	Changes in Registrant’s Certifying Accountant.

First Security Group, Inc. (“First Security”) has dismissed Joseph Decosimo and Company, PLLC (“Decosimo”) as its independent registered public accounting firm and engaged Crowe Horwath LLP (“Crowe”) as its new independent registered public accounting firm for its 2011 fiscal year.

Effective July 8, 2011, First Security’s Audit/Corporate Governance Committee (the “Audit Committee”) has approved the dismissal of Decosimo as First Security’s independent registered public accounting firm.

Included in Decosimo’s Report on First Security’s Consolidated Financial Statements for the fiscal year ended December 31, 2010, which was part of First Security’s Annual Report on Form 10-K, was an explanatory note indicating that there was substantial doubt about First Security’s ability to continue as a going concern. First Security’s assessment of this explanatory note was included as Note 2 to the consolidated financial statements contained in the Form 10-K, and details a management plan designed to improve the condition of First Security. The financial statements did not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that might result from the outcome of this uncertainty.

In First Security’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, First Security identified a material weakness in internal controls due to First Security failing to maintain an effective “tone at the top” in the control environment. Decosimo’s Report on Internal Control Over Financial Reporting agreed with the conclusions of First Security’s assessment of its internal controls. There were no related changes to the financial statements. First Security has authorized Decosimo to discuss their findings with Crowe.

In First Security’s Amendment No. 2 to First Security’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, First Security identified a material weakness in internal controls due to a deficiency in controls relating to the accounting for timely charge-offs and write-downs of its other real estate owned. Decosimo’s Report on Internal Control Over Financial Reporting agreed with First Security’s assessment of its internal controls. In consultation with Decosimo, the Audit Committee determined that First Security’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as amended, and its Quarterly Reports on Form 10-Q for the three and six months ended March 31, 2010 and June 30, 2010 should not be relied upon, and filed amendments to each of these reports on November 16, 2010 that restated First Security’s financial statements for each period to accurately reflect the accounting for First Security’s other real estate owned. This material weakness has been remediated as of December 31, 2010. First Security has authorized Decosimo to discuss their findings with Crowe.

Except as noted above, Decosimo’s audit reports on First Security’s consolidated financial statements for the fiscal years ended December 31, 2010 and 2009 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. Further, except as noted above, during the fiscal years ended December 31, 2010 and 2009 and during the period from January 1, 2011 through July 8, 2011, First Security had (i) no disagreements with Decosimo on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, any of which that, if not resolved to Decosimo’s satisfaction, would have caused it to make reference to the subject matter of any such disagreement in connection with its reports for such year and interim periods and (ii) no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K.

First Security has provided Decosimo a copy of the disclosures it is making in this Current Report on Form 8-K prior to filing with the SEC and has requested that Decosimo furnish it with a letter addressed to the SEC stating whether or not Decosimo agrees with the above statements. A copy of such letter, dated July 14, 2011, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Effective July 11, 2011, the Audit Committee approved the engagement of Crowe as First Security’s independent registered public accounting firm for its 2011 fiscal year.

During the fiscal years ended December 31, 2010 and 2009 and during the period from January 1, 2011 through July 11, 2011, neither First Security nor anyone on its behalf has consulted with Crowe regarding (i) the application of accounting principles to a specific transaction, either completed or proposed; or the type of audit opinion that might be rendered on First Security’s financial statements; or (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv), or any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits.

Exhibits. The following exhibits are being furnished with this Report:

Exhibit No.	Exhibit Description

16.1	Letter of Joseph Decosimo and Company, PLLC, dated July 14, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST SECURITY GROUP, INC.

Dated: July 14, 2011

	By:	/s/ John R. Haddock
	Name:	John R. Haddock
	Title:	Chief Financial Officer